Exhibit 23(h)(30) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

Second Amended and Restated
 EXHIBIT A
to
The Huntington Funds
Shareholder Services Plan
September 17, 2008

Fund Name	Share Class
Huntington Dividend Capture Fund	Investment A Shares, Investment B Shares, Trust Shares
Huntington Fixed Income Securities Fund	Investment A Shares, Investment B Shares, Trust Shares
Huntington Growth Fund	Investment A Shares, Investment B Shares, Trust Shares
Huntington Income Equity Fund	Investment A Shares, Investment B Shares, Trust Shares
Huntington Intermediate Government Income Fund	Investment A Shares, Investment B Shares, Trust Shares
Huntington International Equity Fund	Investment A Shares, Investment B Shares, Trust Shares
Huntington Macro 100 Fund	Investment A Shares, Investment B Shares, Trust Shares
Huntington Michigan Tax-Free Fund	Investment A Shares, Investment B Shares, Trust Shares
Huntington Mid Corp America Fund	Investment A Shares, Investment B Shares, Trust Shares
Huntington Money Market Fund	Investment A Shares, Investment B Shares, Interfund Shares, Trust Shares
Huntington Mortgage Securities Fund	Investment A Shares, Investment B Shares, Trust Shares
Huntington New Economy Fund	Investment A Shares, Investment B Shares, Trust Shares
Huntington Ohio Municipal Money Market Fund	Investment A Shares, Trust Shares
Huntington Ohio Tax-Free Fund	Investment A Shares, Investment B Shares, Trust Shares
Huntington Real Strategies Fund	Investment A Shares, Investment B Shares, Trust Shares
Huntington Rotating Markets Fund	Investment A Shares, Investment B Shares, Trust Shares
Huntington Short/Intermediate Fixed Income Securities Fund	Investment A Shares, Investment B Shares, Trust Shares
Huntington Situs Fund	Investment A Shares, Investment B Shares, Trust Shares
Huntington Tax-Free Money Market Fund	Investment A Shares, Trust Shares
Huntington Technical Opportunities Fund	Investment A Shares, Investment B Shares, Trust Shares
Huntington U.S. Treasury Money Market Fund	Investment A Shares, Trust Shares

This Exhibit A, amended and restated as of September 17, 2008, is hereby incorporated and made part of the Shareholder Services Plan dated February 13, 2007, for the party named below (the “Agreement”), and replaces any and all prior versions of Exhibit A to the Agreement.

Witness the due execution hereof this 17th day of September, 2008.

THE HUNTINGTON FUNDS

By:  /s/ George M. Polatas
Name:    George M. Polatas
Title:      Vice President